Exhibit 5.1

ATTORNEYS AT LAW 111 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS 02199 617.342.4000 TEL 617.342.4001 FAX foley.com
November 18, 2013

CLIENT/MATTER NUMBER 052974-0198

Carbonite, Inc.

177 Huntington Avenue

Boston, Massachusetts 02115

Ladies and Gentlemen:

We have acted as counsel for Carbonite, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of: (i) the Company’s common stock, $0.01 par value (the “Common Stock”), (ii) one or more classes or series of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), (iii) one or more series of the debt securities of the Company (collectively, the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination of those securities (the “Warrants”); (v) units consisting of Common Stock, Preferred Stock, Debt Securities, and/or Warrants (the “Units”); and (vi) the Common Stock, Preferred Stock or Debt Securities, that may be issued upon the exercise of the Warrants or in connection with Units, whichever is applicable. The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are hereinafter referred to each as a “Security” and collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus constituting part thereof (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Securities Act for an aggregate offering price not to exceed $75,000,000. The Registration Statement also relates to the proposed sale by the selling stockholders described in the Registration Statement, from time to time, pursuant to Rule 415 under the Securities Act, of up to an aggregate of 9,500,000 shares of Common Stock (the “Selling Stockholders’ Securities”).

The Debt Securities will be issued pursuant to one or more Indentures (each, an “Indenture”), each to be between the Company and a financial institution identified therein as the trustee (the “Trustee”).

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent.

The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Carbonite, Inc.

November 18, 2013

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, as may be amended, and not otherwise reserved for issuance.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance, and delivery of any Debt Securities, the related Indenture will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the Federal laws of the United States we make no such assumption).

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the Federal laws of the United States we make no such assumption).

Carbonite, Inc.

November 18, 2013

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the Federal laws of the United States we make no such assumption).

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(1) With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Securities Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock; and (iii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, and Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid, and nonassessable.

(2) With respect to the Selling Stockholders’ Securities, the Selling Stockholders’ Securities are validly issued, fully paid and nonassessable.

(3) With respect to the Preferred Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Securities Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof; (iii) due filing of the Certificate of Designation with the Delaware Secretary of State setting forth the terms of such Preferred Stock; and (iv) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, and Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid, and nonassessable.

(4) With respect to the Debt Securities, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Securities Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof, and related matters; (iii) the due execution, authentication, issuance, and delivery of such Debt Securities upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, and Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Indenture and such definitive purchase, underwriting, or similar agreement, as applicable; and (iv) the conditions in the applicable Indenture have been satisfied, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Carbonite, Inc.

November 18, 2013

(5) With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Securities Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; and (iii) the due execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, and Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; and (iv) the conditions in the applicable Warrant Agreement have been satisfied, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(6) With respect to the Units, assuming (i) the Registration Statement (including any amendments thereto) shall have become effective under the Securities Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Unit Agreement and issuance of the Units; (iii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, and Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Unit Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; (iv) the conditions in the applicable Unit Agreement have been satisfied; (v) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (vi) if such Unit Agreements relate to the issuance and sale of Preferred Stock, the actions described in paragraph 3 above have been taken; (vii) if such Unit Agreements relate to the issuance and sale of Debt Securities, the actions described in paragraph 4 above have been taken; and (viii) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 4 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

Carbonite, Inc.

November 18, 2013

We are qualified to practice law in the Commonwealth of Massachusetts and we do not purport to be experts on the law other than that of the Commonwealth of Massachusetts, the provisions of the Delaware General Corporation Law and the Federal laws of the United States of America. We are not qualified to practice law in the State of Delaware. We express no opinion with respect to the laws of any jurisdiction other than the Commonwealth of Massachusetts, the provisions of the Delaware General Corporation Law and the Federal laws of the United States of America.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to applicable provisions of the Securities Act. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP